Exhibit 24.  Power of Attorney

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of McDonald’s Corporation, a Delaware corporation (the “Company”), hereby constitutes and appoints Peter J. Bensen, Denise A. Horne, Kevin M. Ozan and Gloria Santona, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities:

1.	To execute any and all amendments to the Registration Statements listed on Attachment A, to be filed with the U.S. Securities and Exchange Commission by the Company under the Securities Act of 1933, as amended, with all exhibits thereto, and other documents in connection therewith; and

2.	To execute any and all amendments to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, to be filed with the U.S. Securities and Exchange Commission by the Company under the Securities Exchange Act of 1934, as amended, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each one of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney on and as of the 17th day of February, 2010.

/s/ Susan E. Arnold	/s/ Cary D. McMillan
Susan E. Arnold	Cary D. McMillan
Director	Director

/s/ Peter J. Bensen	/s/ Kevin M. Ozan
Peter J. Bensen	Kevin M. Ozan
Corporate Executive Vice President and Chief Financial Officer	Corporate Senior Vice President - Controller

/s/ Robert A. Eckert	/s/ Sheila A. Penrose
Robert A. Eckert	Sheila A. Penrose
Director	Director

/s/ Enrique Hernandez, Jr.	/s/ John W. Rogers, Jr.
Enrique Hernandez, Jr.	John W. Rogers, Jr.
Director	Director

/s/ Jeanne P. Jackson	/s/ James A. Skinner
Jeanne P. Jackson	James A. Skinner
Director	Vice Chairman, Chief Executive Officer and Director

/s/ Richard H. Lenny	/s/ Roger W. Stone
Richard H. Lenny	Roger W. Stone
Director	Director

/s/ Walter E. Massey	/s/ Miles D. White
Walter E. Massey	Miles D. White
Director	Director

/s/ Andrew J. McKenna
Andrew J. McKenna
Chairman of the Board and Director

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Attachment A
33-00001
33-09267
33-24958
33-49817
33-50701
33-58840
33-64873
333-03409
333-25899
333-36776
333-36778
333-59145
333-60170
333-65033
333-71656
333-115770
333-120453
333-121092
333-139415
333-149952
333-149990

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